Exhibit 99.1

N    E    W    S        R    E    L    E    A     S    E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL ANNOUNCES FINANCIAL GOALS

FOR FISCAL YEAR 2009

Jacksonville, Florida (May 22, 2008) – In conjunction with today’s 2008 Investor Day, PSS World Medical, Inc. (NASDAQ GS:PSSI) announced its financial goals for fiscal year 2009 and reiterated its earnings per diluted share goals and growth expectations for fiscal years 2009-2011.

Fiscal Year 2009 Goals
Revenue Growth	8.5% - 9.5%
Operating Cash Flow (in millions)	$73 - $77
Capital Expenditures (in millions)	$28 - $30

The following earnings per diluted share growth goals are calculated based on fiscal year 2008 earnings of $0.82 per diluted share, which excludes a $0.04 per diluted share gain on the sale of a securities investment. The Company reported GAAP earnings per diluted share of $0.86 in fiscal year 2008. The Company previously announced its earnings per diluted share growth expectations in a release dated May 7, 2008.

Earnings Goals:	Fiscal Year 2009 Goals	Fiscal Year 2010 Goals*	Fiscal Year 2011 Goals
EPS Growth Rates	15%-17%	20%-22%	18%-20%
Consolidated GAAP EPS (fully diluted)	$0.94 - $0.96	$1.13 - $1.17	$1.35 - $1.39

*	Fiscal years 2009 and 2011 will have 253 sales days and fiscal year 2010 will have 258 sales days.

PSS World Medical will provide an online Web simulcast of the Company’s Investor Day meeting scheduled for today from 9:00 a.m. to 10:30 a.m. Eastern Time. The Company expects to discuss its financial outlook for fiscal year 2009, which began March 29, 2008, as well as its sales, operational, systems and financial initiatives for this fiscal year and future periods. In addition to the live broadcast, an online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.pssworldmedical.com or www.opencompany.info.

PSSI Announces Goals for Fiscal Year 2009

May 22, 2008

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS in fiscal years 2009, 2010 and 2011. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the introduction of new products and services offered by us and our competitors; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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